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EXHIBIT 5.1

January 29, 1998

    Mylex Corporation
    34551 Ardenwood Boulevard
    Fremont, CA 94555



REGISTRATION STATEMENT ON FORM S-8/A
MYLEX CORPORATION



Ladies and Gentlemen:

We are acting as special counsel to Mylex Corporation, a Delaware corporation (the "Company"), in connection with the proposed registration by the Company of 1,900,000 shares (the "shares") of its Common Stock, par value $.01 per share (the "Common Stock"), pursuant to a Registration Statement on Form S-8/A, Post-Effective Amendment No. 3, filed with the Securities and Exchange Commission (the "Commission") on the date hereof under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"). The Shares represent additional shares reserved for issuance by the Company under the Company's 1993 Stock Option Plan as amended (the "Stock Plan").

In that connection we have examined such corporate proceedings, documents, records and matters of law as we have deemed necessary to enable us to render this opinion, and we have relied upon the opinions of Wilson, Sonsini, Goodrich & Rosati with respect to shares of Common Stock issued and to be issued pursuant to the Company's stock option plans and subject to the Company's Registration Statement on Form S-8 with respect to those plans, as amended from time to time.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto, other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. AS to any facts material to the opinions expressed herein, we have relied upon the statements and representations of officers and other representations of the Company and others.

Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of 7 compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the

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enforcement of creditors' rights generally; (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); (iii) public policy considerations which may limit the rights of parties to obtain certain remedies; and (iv) any laws except the internal laws of the State of California and the federal law of the United States of America.

We hereby consent to the filing of this opinion with the Commission as Exhibit
5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission,

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance and sale of the Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the States of California or the federal law of the United States be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                                       Very truly yours,


                                       /s/ BROWN & BAIN, P.A.
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